AMENDMENT NO. 2 DATED SEPTEMBER 30, 2009

TO THE PARTICIPATION AGREEMENT DATED APRIL 30, 2004

The Participation Agreement (the “Agreement”), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), Metropolitan Life Insurance Company, a New York life insurance company, (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each an “Account,” and collectively, the “Accounts”), is hereby amended as follows:

WHEREAS the parties desire to amend, the list of the Accounts and the list of Funds set forth in Schedule A to the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed in their name and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

By:	/s/ John S. Cooper
Name: John S. Cooper
Title: President

METROPOLITAN LIFE INSURANCE COMPANY
(on behalf of the Accounts and itself)

By:	/s/ Alan C. Leland
Name: Alan C. Leland
Title: Vice President

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I shares and Series II shares of:

AIM V.I. Basic Balanced Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Core Equity Fund

AIM V.I. Diversified Income Fund

AIM V.I. Global Real Estate Fund

AIM V.I. International Growth Fund

AIM V.I. Money Market Fund

AIM V.I. Technology Fund

ACCOUNTS UTILIZING THE FUNDS

Metropolitan Life Separate Account UL

Metropolitan Life Separate Account DCVL

Metropolitan Life Variable Annuity Separate Account I*

Metropolitan Life Variable Annuity Separate Account II

Separate Account No. 13S

Separate Account No. 485

* Effective on or about November 9, 2009, Metropolitan Life Variable Annuity Separate Account I will merge with and into Metropolitan Life Variable Annuity Separate Account II.

CONTRACTS FUNDED BY THE ACCOUNTS

MetFlex

PPVL – Both Group and Individual

Registered Variable Life Policies (LCL2, Flexible Premium Deferred VA, and Flexible Premium VA) Group and Individual Private Placement Variable Life (LCL1)